EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Third-Quarter Financial Results
Strength in All Major Regions Drives 29% Year-Over-Year Revenue Growth
Increases Full-Year Financial Expectations

BEDFORD, Mass., Oct. 23, 2018 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the third quarter ended September 29, 2018.

“We delivered record third-quarter revenue of $265 million in Q3 2018, with growth across all major regions. In the United States, we saw significant year-over-year growth of 45%, driven by a very successful launch of two new products, the Roomba i7/i7+ and the Roomba e5,” said Colin Angle, chairman and chief executive officer of iRobot.

“Given our Q3 results and our outlook for the holiday season, we are increasing our 2018 full-year financial expectations. We now anticipate full-year 2018 revenue of $1.08 to $1.09 billion, which is year-over-year growth of 22 - 23%, operating income of $92 to $96 million, and EPS of $2.55 to $2.75. Our full-year 2018 operating income expectation includes an anticipated negative tariff impact, of approximately $5.0 million in Q4, which was not previously included in our financial expectations.

“We have delivered very strong results thus far this year. I am very excited about our positioning for the upcoming holiday season and confident in our ability to deliver our increased 2018 financial expectations.”

Financial Results

•	Revenue for the third quarter of 2018 was $264.5 million, compared with $205.4 million for the third quarter of 2017.

•	Operating income in the third quarter of 2018 was $37.3 million, compared with $23.9 million in the third quarter of 2017.

•	Quarterly earnings per share were $1.12 for the third quarter of 2018, compared with $0.76 in the third quarter of 2017.

Business Highlights

•
We successfully launched two new products during the third quarter, the Roomba e5, our latest product offering premium features at a lower price point, and our game-changing premium Roomba i7 and i7+ robots, which helped to drive U.S. year-over-year revenue growth of 45% in the third quarter.

•
We debuted our shared vision of the smart home in Boston with Google at HUBweek, demonstrating how our iRobot/Google collaboration can integrate robotic and smart home technologies that will advance the next-generation smart home.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 29, 2018.

Fiscal Year 2018:	Current	Previous
Revenue	$1.08 - $1.09 billion	$1.06 - $1.08 billion
Operating Income	$92 - $96 million	$90 - $96 million
Earnings Per Share	$2.55 - $2.75	$2.30 - $2.50

Third-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the third fiscal quarter 2018, business outlook, and outlook for fiscal year 2018 financial performance. Pertinent details include:

Date:	Wednesday, October 24, 2018
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	2997885

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/events/event-details/q3-2018-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through October 31, and can be accessed by dialing 404-537-3406, passcode 2997885.

About iRobot Corp.
iRobot, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Vacuuming Robot in 2002. Today, iRobot is a global enterprise that has sold more than 20 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot's engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; revenue growth; demand for robots; the impact on our financial results of the imposition of tariffs on goods imported into the United States; and anticipated revenue, operating income and earnings per share for the fiscal year ended December 29, 2018. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, and net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenue	$264,534	$205,399	$707,919	$557,014
Cost of revenue:
Cost of product revenue	124,754	100,800	324,967	272,068
Amortization of intangible assets	4,574	2,216	14,035	5,329
Total cost of revenue	129,328	103,016	339,002	277,397
Gross margin	135,206	102,383	368,917	279,617
Operating expenses:
Research and development	35,309	28,843	103,178	80,518
Selling and marketing	39,030	28,473	116,269	91,171
General and administrative	23,329	21,002	72,630	58,137
Amortization of intangible assets	263	173	805	173
Total operating expenses	97,931	78,491	292,882	229,999
Operating income	37,275	23,892	76,035	49,618
Other income, net	337	2,601	2,363	4,290
Income before income taxes	37,612	26,493	78,398	53,908
Income tax expense	5,683	4,411	15,597	7,565
Net income	$31,929	$22,082	$62,801	$46,343

Net income per share
Basic	$1.16	$0.80	$2.27	$1.68
Diluted	$1.12	$0.76	$2.19	$1.61

Number of shares used in per share calculations
Basic	27,493	27,739	27,692	27,520
Diluted	28,506	28,916	28,629	28,719

Stock-based compensation included in above figures:
Cost of revenue	$347	$274	$1,035	$751
Research and development	1,910	1,261	5,393	3,508
Selling and marketing	544	728	2,032	1,869
General and administrative	3,791	2,771	10,509	7,941
Total	$6,592	$5,034	$18,969	$14,069

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 29, 2018	December 30, 2017

Assets
Cash and cash equivalents	$100,122	$128,635
Short term investments	34,994	37,225
Accounts receivable, net	109,583	142,829
Inventory	160,752	106,932
Other current assets	33,732	19,105
Total current assets	439,183	434,726
Property and equipment, net	54,198	44,579
Deferred tax assets	31,785	31,531
Goodwill	118,805	121,440
Intangible assets, net	29,385	44,712
Other assets	15,647	14,534
Total assets	$689,003	$691,522

Liabilities and stockholders' equity
Accounts payable	$103,143	$116,316
Accrued expenses	62,851	73,647
Deferred revenue and customer advances	4,719	7,761
Total current liabilities	170,713	197,724
Deferred tax liabilities	5,720	9,539
Other long-term liabilities	8,992	13,932
Total long-term liabilities	14,712	23,471
Total liabilities	185,425	221,195
Stockholders' equity	503,578	470,327
Total liabilities and stockholders' equity	$689,003	$691,522

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	September 29, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$62,801	$46,343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,077	14,523
Gain on business acquisition	—	(2,243)
Stock-based compensation	18,969	14,069
Deferred income taxes, net	(4,296)	(3,226)
Deferred rent	1,171	—
Other	(216)	(774)
Changes in operating assets and liabilities — (use) source
Accounts receivable	31,930	(10,957)
Inventory	(54,619)	(23,944)
Other assets	(15,818)	(11,099)
Accounts payable	(10,512)	20,824
Accrued expenses	(12,086)	7,034
Deferred revenue and customer advances	(1,436)	(965)
Long-term liabilities	(2,672)	1,513
Net cash provided by operating activities	40,293	51,098

Cash flows from investing activities:
Additions of property and equipment	(25,284)	(16,630)
Change in other assets	(2,263)	(1,374)
Proceeds from sale of equity investment	856	1,056
Cash paid for business acquisition, net of cash acquired	—	(16,524)
Purchases of investments	(6,438)	(7,034)
Sales and maturities of investments	10,500	10,500
Net cash used in investing activities	(22,629)	(30,006)

Cash flows from financing activities:
Proceeds from employee stock plans	7,948	8,990
Income tax withholding payment associated with restricted stock vesting	(3,532)	(2,974)
Stock repurchases	(50,000)	—
Net cash (used in) provided by financing activities	(45,584)	6,016

Effect of exchange rate changes on cash and cash equivalents	(593)	155
Net (decrease) increase in cash and cash equivalents	(28,513)	27,263
Cash and cash equivalents, at beginning of period	128,635	214,523
Cash and cash equivalents, at end of period	$100,122	$241,786

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Revenue: *
Consumer	$264,534	$205,360	$707,919	$556,757

Domestic	$127,240	$87,626	$345,628	$269,998
International	$137,294	$117,734	$362,291	$286,758

Gross Margin Percent	51.1%	49.8%	52.1%	50.2%

Consumer units shipped*	1,087	906	2,855	2,358
Vacuum	942	774	2,473	1,994
Mopping	145	131	382	362

Consumer revenue**	$265	$205	$708	$557
Vacuum***	$242	$186	$647	$504
Mopping***	$23	$21	$61	$55

Average gross selling prices for robot units - Consumer	$276	$249	$289	$260

Days sales outstanding	38	35	38	35

Days in inventory	113	82	113	82

Headcount	1,003	798	1,003	798

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Net income	$31,929	$22,082	$62,801	$46,343

Interest income, net	(221)	(558)	(772)	(1,423)
Income tax expense	5,683	4,411	15,597	7,565
Depreciation	4,557	3,350	12,160	8,888
Amortization	4,857	2,419	14,917	5,605

EBITDA	46,805	31,704	104,703	66,978

Stock-based compensation expense	6,592	5,034	18,969	14,069
Net merger, acquisition and divestiture expense	—	681	23	2,452
Gain on business acquisition	—	(2,243)	—	(2,243)
Net intellectual property litigation expense	187	1,266	3,517	1,910

Adjusted EBITDA	$53,584	$36,442	$127,212	$83,166
Adjusted EBITDA as a % of revenue	20.3%	17.7%	18.0%	14.9%

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture (income) expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.